Exhibit 5.3

ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5398 414.297.5700 TEL 414.297.4900 FAX www.foley.com

March 11, 2014

TreeHouse Foods, Inc.

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

Re:	Form S-3 Registration Statement (File No. 333-192440)

Ladies and Gentlemen:

We have acted as special counsel to Sturm Foods, Inc., a Wisconsin corporation (“Sturm”), in connection with the preparation and filing by TreeHouse Foods, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the registration statement on Form S-3 (File No. 333-192440) (the “Registration Statement”) filed with the Commission on November 20, 2013, (ii) the base prospectus dated November 20, 2013 forming a part of the Registration Statement (the “Base Prospectus”) and (iii) the prospectus supplement dated February 25, 2014 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on February 26, 2014 (together with the Base Prospectus, the “Prospectus Supplement”) in connection with the offering by the Company of $400,000,000 aggregate principal amount of 4.875% Senior Notes due 2022 (the “Notes”) and the related guarantees thereof (each a “Guarantee”, and collectively, the “Guarantees”) by Bay Valley Foods, LLC, a Delaware limited liability company, EDS Holdings, LLC, a Delaware limited liability company, Sturm, and S.T. Specialty Foods, Inc., a Minnesota corporation (collectively, the “Subsidiary Guarantors”). The Notes and the Guarantees will be issued pursuant to the Indenture, dated as of March 2, 2010 (the “Base Indenture”), as amended and supplemented to the date hereof, by and among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and as further amended and supplemented by the Fourth Supplemental Indenture, dated as of March 11, 2014 (the “Fourth Supplemental Indenture”), by and among the Company, the Subsidiary Guarantors and the Trustee (together with the Base Indenture, as amended and supplemented, the “Indenture”) and sold pursuant to the Underwriting Agreement, dated February 25, 2014 (the “Underwriting Agreement”), by and among the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A thereto.

We are members of the Bar of the State of Wisconsin, and we have not considered, and do not express any opinion as to, the laws of any jurisdiction other than the Wisconsin Business Corporation Law as in effect on the date hereof and we do not express any opinion as to the effect of any other laws on the opinion stated herein. Without limiting the generality of the foregoing limitations (and without expanding in any way any of the opinions that are set forth in this letter), we express no opinion regarding the legality, validity, binding effect or enforceability of the Guarantees or any other agreement or document.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

March 11, 2014

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of, (i) the articles of incorporation of Sturm, as in effect on the date hereof, (ii) the Third Amended and Restated Bylaws of Sturm, as in effect on the date hereof, (iii) the Registration Statement, (iv) the Indenture, and (v) the Guarantee of Sturm. We have also examined originals, or copies certified to our satisfaction, of such corporate records of Sturm and other instruments, certificates of public officials and representatives of Sturm and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the Company, BVF, EDS, and S.T. Foods is and will remain duly organized, validly existing and in good standing under applicable state law.

On the basis of the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	Sturm is a corporation validly existing under the laws of the State of Wisconsin, has filed its most recent required annual report and has not filed articles of dissolution with the Wisconsin Department of Financial Institutions.

2.	Sturm has the corporate power to enter into, and perform its obligations under, the Guarantee contained in the Fourth Supplemental Indenture and the Fourth Supplemental Indenture has been duly authorized, executed and delivered by Sturm.

The opinions expressed herein are subject in all respects to the following additional assumptions, qualifications, limitations, conditions and exclusions:

1.	We express no opinion as to any document or agreement other than the Guarantee and the Fourth Supplemental Indenture. We express no opinion as to the validity, binding effect or enforceability of the Guarantee or the Fourth Supplemental Indenture.

2.	In rendering the opinions set forth in Paragraph 1 above, we have relied solely upon a certificate of the Wisconsin Department of Financial Institutions dated March 11, 2014.

3.	With respect to the Guarantee, we have assumed that Sturm will receive adequate and sufficient consideration therefor, and the Guarantee will constitute valid and legally binding obligations of Sturm enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

March 11, 2014

This opinion is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

This opinion has been prepared solely for your use and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, or used, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on March 11, 2014 and its incorporation by reference into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act. In addition, we consent to Winston & Strawn LLP’s reliance as to matters of Wisconsin law upon this opinion letter in connection with the rendering of its opinion of even date herewith concerning the Guarantees, but only to the extent of the opinions specifically set forth herein. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP